                                2,000,000 Shares

                                  FIRST BANCORP

   [_______]% Noncumulative Perpetual Monthly Income Preferred Stock, Series D


                             UNDERWRITING AGREEMENT


                                                      January__, 2002


UBS PAINEWEBBER INCORPORATED OF PUERTO RICO
Lead Underwriter and Underwriters'
         Representative
American International Plaza, Penthouse Floor
250 Munoz Rivera Avenue
Hato Rey, Puerto Rico  00918

Ladies and Gentlemen:

         FIRST BANCORP, a corporation organized under the laws of Puerto Rico (the "Company"), proposes to sell an aggregate of 2,000,000 shares (the "Firm Shares") of the Company's [______]% Noncumulative Perpetual Monthly Income Preferred Stock, Series D (the "Series D Preferred Stock"), which are to be issued and sold by the Company to you and the other underwriters named in
Schedule 1 hereto (collectively, the "Underwriters"), for whom you are acting as representative (the "Representative"). The Company also has agreed to grant you and the other Underwriters an option (the "Option") to purchase up to an additional 300,000 shares of Series D Preferred Stock (the "Option Shares"), on the terms and for the purposes set forth in Section 1(b) hereof. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

         The Company hereby confirms its agreements with the Representative and the other Underwriters (the "Agreement") as follows.

         1.       Agreement to Sell and Purchase.

                  (a) On the basis of the representations, warranties, and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Representative for the account of the Underwriters, and the Representative agrees to purchase from the Company on behalf of the Underwriters, at a



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                                       -2-



purchase price of $24.2125 per Share, the total number of Firm Shares set forth above, plus such additional number of Firm Shares which the Underwriters may become obligated to purchase pursuant to Section 9 hereof.

                  (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the Representative to purchase on behalf of the Underwriters, the Option Shares at the same price per share as the Representative on behalf of the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Representative on behalf of the Underwriters and may be exercised in whole or in part at any time and from time to time on or before the thirtieth
(30th) day after the date of this Agreement (or on the next business day if the thirtieth (30th) day is not a business day), upon notice by the Representative to the Company (the "Option Shares Notice"), in writing or by telephone (confirmed in writing), no later than 5:00 p.m., New York city Time, at least two (2) and no more than five (5) business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date"), setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Representative on behalf of the Underwriters the number of Option Shares set forth in the Option Shares Notice, and the Representative will purchase on behalf of the Underwriters such number of Option Shares as is set forth in the Option Shares Notice, and will allocate the Option Shares purchased among the Underwriters in such manner as the Representative, in its sole discretion, deems necessary and advisable.

         2.       Delivery and Payment.

         Delivery of the Firm Shares shall be made to the Representative for the accounts of the Underwriters at the office of Axtmayer Benitez & Quinones, P.S.C., counsel to the Underwriters, Hato Rey Tower, Suite 600, 268 Munoz Rivera Avenue, Hato Rey, Puerto Rico 00918, or such other place as may be agreed upon by the Company and the Representative, against payment of the purchase price by wire transfer of immediately available funds to the bank account designated by the Company. Such payment shall be made at 10:00 a.m., New York city time, on the third full business day following the date of this Agreement, or at such other time on such other date, not later than seven (7) business days after the date of this Agreement as may be agreed upon by the Company and the Representative (such date is hereinafter referred to as the "Closing Date"). Time shall be of the essence and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

         To the extent the Option is exercised, delivery of the Option Shares against payment by Representative on behalf of the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

         Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representative shall request at least two (2) business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least twenty-four (24) hours prior to the Closing Date or the Option Closing Date, as the case may be.

         Notwithstanding the other provisions of this Section 2, if transactions in the Shares can be settled through the facilities of The Depository Trust Company ("DTC"), payment for and delivery of the Shares will be made through the facilities of DTC if we are a member, unless we have otherwise notified you prior to a date to be specified by you, or, if we are not a member, settlement may be made through a correspondent which is a member pursuant to instructions we may send to you prior to such specified date.

         The cost of original issue tax stamps, if any, in connection with the issuance, sale, and delivery of the Firm Shares and Option Shares by the Company to the Representative on behalf of the respective Underwriters shall be borne by the Company. The Company will pay and save the Representative and the Underwriters and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal, state, or Commonwealth of Puerto Rico stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance, sale, or delivery to such Underwriter through the Representative of the Firm Shares and Option Shares.

         3.       Representations and Warranties of the Company.

         The Company represents, warrants, and covenants to the Representative and to each Underwriter that:

                  (a) If the offering of the Shares is a Delayed Offering (as specified in Schedule I hereto), paragraph (i) below is applicable and, if the offering of the Shares is a Non- Delayed Offering (as so specified), paragraph (ii) below is applicable.

                  (i) The Company and the Shares meet the requirements for the use of Form S-3 under the Securities Act of 1933 (the "Act"), and the Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement (as defined below) (the file number of which is set forth in Schedule I hereto) on such Form, including a Basic Prospectus (as defined below), for registration under the Act of the offering and sale of the Shares. The Company may have filed one or more amendments thereto, and may have used a Prospectus Supplement (as defined below), each of which has previously been furnished to you. Such registration statement, as so amended, has become effective. The offering of the Shares is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Shares and the offering thereof required by the Act and the rules thereunder to be included in the Final

Prospectus (as defined below), the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date (as defined below). The Company will next file with the SEC pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus (the "Prospectus Supplement") included in such registration statement relating to the Shares and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Shares and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Closing Date or, to the extent not completed at the Closing Date, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Closing Date, will be included or made therein.

                  (ii) The Company and the Shares meet the requirements for the use of Form S-3 under the Act and the Company has filed with the SEC a registration statement (the file number of which is set forth in Schedule I hereto) on such Form, including a basic prospectus, for registration under the Act of the offering and sale of the Shares. The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the SEC either (x) a final prospectus supplement relating to the Shares in accordance with Rules 430A and 424(b)(1) or (4), or (y) prior to the effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement. In the case of clause (x), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Shares and the offering thereof. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, with respect to the Shares and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Closing Date or, to the extent not completed at the Closing Date, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Closing Date, will be included or made therein.

                  (b) The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Shares included at any time as part of the foregoing registration statement or any amendment thereto before it became effective under the Act and any prospectus filed with the Commission by the Company pursuant to Rule 424(a) of the Rules and Regulations. Copies of such registration statement and amendments and of each related Preliminary Prospectus have been delivered to the Representative. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus relating to the Shares containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including all financial statements and schedules and all exhibits, documents incorporated therein by reference, and all information contained in any final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or in a term sheet described in Rule 434 of the Rules and Regulations in accordance with Section 4 hereof and deemed to be included therein as of the Effective Date by Rule 430A of the Rules and Regulations and including any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations (a "Rule 462 Registration Statement") increasing the size of the offering. The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date. References herein to any document or other information incorporated by reference in the Registration Statement shall include documents or other information incorporated by reference in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). References herein to any Preliminary Prospectus or the Prospectus shall be deemed to include all documents and information incorporated by reference therein and shall be deemed to refer to and include any documents and information filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, and so incorporated by reference, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (c) On the date that any Preliminary Prospectus was filed with the Commission, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date, and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, each Preliminary Prospectus, and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this



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                                       -6-



Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative specifically for inclusion in the Registration Statement, each Preliminary Prospectus or Prospectus or any amendment or supplement thereto. There are no contracts or other documents required to be filed as exhibits to the Registration Statement by the Act or the Rules and Regulations that have not been so filed. The documents which are incorporated by reference in any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act, the Rules and Regulations, and the Exchange Act and the rules and regulations thereunder, as applicable.

                  (d) The subsidiaries controlled directly or indirectly by the Company are FirstBank Puerto Rico and FirstBank Insurance Agency (collectively the "Subsidiaries"). Except as set forth in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) or as acquired in connection with the exercise of its rights as a creditor, or pursuant to a bona fide collateral pledge arrangement, neither the Company nor the Subsidiaries owns, nor at the Closing Date and the Option Closing Date, will own an interest in any corporation, partnership, trust, joint venture, or other business entity. The Company has been and, at the Closing Date and Option Closing Date, will be duly organized and validly existing as a corporation under the laws of the Commonwealth of Puerto Rico and is and, at the Closing Date and Option Closing Date, will be in good standing with the Commonwealth of Puerto Rico. The Company is treated as a financial holding company under the Bank Holding Company Act of 1956 and is and, at the Closing Date and Option Closing Date will be in good standing with the Board of Governors of the Federal Reserve System (the "Federal Reserve"). The Subsidiaries are and, at the Closing Date and Option Closing Date, will be, respectively a commercial bank duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, and an insurance agency, validly existing, and in good standing under the laws of it respective jurisdiction, and are duly authorized to conduct their respective businesses. Each of the Company and the Subsidiaries is and, at the Closing Date and the Option Closing Date will be, duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased, or licensed) or the nature or conduct of its business or use of its property and assets makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, prospects, results of operation, or business affairs of the Company and its Subsidiaries taken as a whole (each, a "Material Adverse Effect").

                  (e) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights. The Shares to be issued and sold by the Company will be, upon such issuance and payment therefor, duly authorized, validly issued, fully paid, and non-assessable and will not be subject to any preemptive or similar rights. The Company has, and, upon completion of the sale of the Shares, will have, an authorized, issued, and outstanding capitalization as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The description of the securities of the Company in or incorporated by reference in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) is, and at the Closing Date and Option Closing Date, will be complete and accurate in all material respects. No holders of securities of the Company are entitled to have such securities registered under the Registration Statement, except where such rights have been waived.

                  (f) The consolidated financial statements and the related notes of the Company included in or incorporated therein by reference in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) present fairly the financial condition of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, and cash flows of the Company and its Subsidiaries for the periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire periods involved. PricewaterhouseCoopers, LLP (the "Accountants"), who have reported on those of such financial statements and related notes which are audited, are independent accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable and published rules and regulations.

                  (g) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (h) Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date and Option Closing Date, (i) there has not been, and will not have been, any material adverse change in the business, properties, financial condition, net worth, or results of operations of the Company and its Subsidiaries considered as one enterprise; (ii) neither the Company nor its Subsidiaries has entered into, or will have entered into, any material transactions other than pursuant to this Agreement; and (iii) the Company has



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                                       -8-



not, and will not have, paid or declared any dividends or other distributions of any kind on any class of its capital stock, except for the payment or declaration of monthly dividends on the Company's capital stock in the ordinary course of its business.

                  (i) The Company and its Subsidiaries have good and marketable title to all properties and assets described in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), as owned by it, free and clear of all liens, security interests, restrictions, pledges, encumbrances, charges, equities, claims, easements, leases, and tenancies (collectively, "Encumbrances") other than those described in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or those that will not materially affect the value of such properties and assets or will not interfere with the use made and proposed to be made of such properties and assets. The Company and its Subsidiaries have valid, subsisting, and enforceable leases for the properties and assets described in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) as leased by them, free and clear of all Encumbrances, other than those described in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), or those that will not materially affect the value of such properties and assets or will not interfere with the use made and proposed to be made of such properties and assets.

                  (j) The Company and its Subsidiaries are not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (k) Except as set forth in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no actions, suits, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, or to the Company's knowledge, threatened against or affecting the Company or its Subsidiaries or any directors, officers, or shareholders of the Company or its Subsidiaries in their respective capacities as such or any of the properties or assets owned or leased by the Company or its Subsidiaries, before or by any Federal, state, or Commonwealth of Puerto Rico court, commission, regulatory body, administrative agency, or other governmental body, domestic or foreign (collectively, a "Governmental Body"), wherein an unfavorable ruling, decision, or finding would have a Material Adverse Effect and would be required to be disclosed in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Neither the Company nor the Subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as described in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) or such as in the aggregate do not now have and can reasonably be expected in the future not to have a Material Adverse Effect; nor is the Company or the Subsidiaries presently required under any order, judgment, or decree to take any action in order to avoid any such violation or default.

                  (l) The Company and its Subsidiaries have and, at the Closing Date and Option Closing Date, will have all governmental licenses, permits, consents, orders, approvals, franchises, certificates, and other authorizations (collectively, "Licenses") necessary to carry on their respective businesses, except such as where the failure thereto would have a Material Adverse effect, and own or lease their respective properties as contemplated in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except such as where the failure thereto would have a Material Adverse effect. To the Company's knowledge, the Company and the Subsidiaries have and, at the Closing Date and Option Closing Date, will have complied in all material respects with all laws, regulations, and orders applicable to it or its business, assets, and properties. To the Company's knowledge, neither the Company nor the Subsidiaries is nor, at the Closing Date and Option Closing Date, will be in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the due performance and observation of any term, covenant, or condition of any indenture, mortgage, deed of trust, voting trust, agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract, or other agreement or instrument (collectively, a "contract or other agreement") to which they are a party or by which their respective properties are bound or affected, the violation of which would individually or in the aggregate have a Material Adverse Effect. There are no governmental proceedings or actions pending or, to the Company's knowledge, threatened for the purpose of suspending, modifying, or revoking any License held by the Company and the Subsidiaries.

                  (m) No consent, approval, authorization or order of, or any filing or declaration with, any Governmental Body is required for the consummation of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Shares by the Company, except such as have been obtained and such as may be required under state or Commonwealth of Puerto Rico securities or blue sky laws or the By-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Shares to be sold hereby.

                  (n) The Company has full power (corporate and other) and authority to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it. This Agreement has been duly authorized, executed, and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with the terms hereof, except as rights to indemnity and contribution may be limited by applicable laws. Except as disclosed in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the execution, delivery, and the performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any Encumbrance upon any of the properties or assets of the Company or the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of, or conflict with any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the Certificate of Incorporation or By-laws of the Company and its Subsidiaries, in each case as amended; (ii) any contract or other agreement to which the Company or its Subsidiaries are a party or by which it or any of the respective assets or properties are bound or affected, the violation of which would individually or in the aggregate have a Material Adverse Effect; or (iii) any judgment, ruling, decree, order, law, statute, rule, or regulation of any Governmental Body applicable to the Company or the Subsidiaries or their respective businesses or properties, the violation of which would individually or in the aggregate have a material adverse effect on the financial condition, earnings, prospects, or business affairs of the Company and the Subsidiaries.

                  (o) No statement, representation, or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representative was or will be when made, inaccurate, untrue, or incorrect in any material respect. Each certificate signed by an officer of the Company and delivered to the Representative or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (p) Neither the Company nor any of its directors, officers, or affiliates has taken, directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.

                  (q) The Company has applied to list the Shares on the New York Stock Exchange ("NYSE"), subject only to notice of issuance.

                  (r) Neither the Company nor the Subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds of the Company or the Subsidiaries in violation of any law, rule, or regulation which payment, receipt, or retention of funds is of a character required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus).

                  (s) The business, operations, and facilities of the Company and the Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations, or requirements relating to occupational safety and health, pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic substances, materials, or wastes into ambient air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, gaseous, or liquid in nature) of any Governmental Body, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments, and orders relating thereto, except where the failure to so comply would not have a Material Adverse Effect; and neither the Company nor the Subsidiaries has received any notice from any Governmental Body or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources), except where failure to so comply would not have a Material Adverse Effect. The intended use and occupancy of each of the facilities owned or operated by the Company and the Subsidiaries complies in all material respects with all applicable codes and zoning laws and regulations, and there is no pending or threatened condemnation, zoning change, environmental, or other proceeding or action that will in any material respect adversely affect the size of, use of, improvements on, construction on, or access to such facilities.

                  (t) The Company and its Subsidiaries have filed all foreign, Federal, state, and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine, or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any other fine assessment, fine or penalty being contested in good faith and except for any failure to file that would not have a material adverse effect on the financial condition of the Company or its Subsidiaries.

                  (u) The Company meets the requirements for use of Form S-3 under the Rules and Regulations.

                  (v) Customer deposit accounts in FirstBank of Puerto Rico are insured by the Federal Deposit Insurance Corporation ("FDIC") to applicable limits, and no proceeding for the termination or revocation of such insurance is pending, or to the Company's knowledge, threatened. FirstBank of Puerto Rico is a member in good standing of the Federal Home Loan Bank of New York.

                  (w) To the Company's knowledge, none of the Company, the Subsidiaries, or any of their respective directors or officers is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations except as disclosed in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus).

         4.       Agreements of the Company.

         The Company covenants and agrees with each of the several Underwriters as follows:

                  (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representative and the Representative shall not have objected thereto in good faith.

                  (b) If the Registration Statement is not yet effective, the Company will use its best efforts to cause the Registration Statement to become effective not later than the time indicated in Section 6(a) hereof. The Company will notify the Representative promptly, and will confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective; (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof; (iv) of the happening of any event during the period mentioned in the first sentence of Section 4(g) that in the judgment of the Company makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, any Preliminary Prospectus, or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will prepare the Prospectus in a form approved by the Representative and will file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representative promptly of all such filings.

                  (c) If the Company elects to rely upon Rule 462(b) of the Rules and Regulations, the Company shall file the Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the Rules and Regulations by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing, either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the Rules and Regulations.

                  (d) If, at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, the Registration Statement or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly notify the Representative thereof and, subject to Section 4(b) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

                  (e) The Company will furnish to the Representative, without charge, two (2) copies of the signed Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Representative, without charge, for transmittal to each of the other Underwriters, copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

                  (f) The Company will comply with all the provisions of all undertakings contained in the Registration Statement.

                  (g) On the Effective Date, and thereafter from time to time for such period as the Prospectus is required by the Act to be delivered, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representative may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Registration Statement or the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Registration Statement or the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and deliver to each of the Underwriters, without charge, such number of copies thereof as the Representative may reasonably request.

                  (h) Prior to any public offering of the Shares by the Underwriters, the Company will cooperate with the Representative and its counsel in connection with the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representative may reasonably request; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                  (i) During the period of five (5) years commencing on the Effective Date, the Company will furnish to the Representative and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

                  (j) The Company will make generally available to holders of its securities, as soon as may be practicable, but in no event later than the last day of the eighteenth (18th) full calendar month following the calendar quarter in which the Effective Date falls, a consolidated earnings statement (which need not be audited but shall be in reasonable detail) for a period of twelve (12) months commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including at the option of the Company, Rule 158 of the Rules and Regulations).

                  (k) The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Prospectus under "Use of Proceeds."

                  (l) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

         5.       Expenses.

                  (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representative, all costs and expenses incidental to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing, and filing by the Company of the Registration Statement and amendments and exhibits thereto, each Preliminary Prospectus prior to or during the period specified in the first sentence of Section 4(g) but not exceeding nine (9) months after the Effective Date, and the Prospectus and amendments or supplements thereto; (ii) the preparation and delivery of certificates representing the Shares; (iii) the furnishing (including costs of shipping and mailing) of such copies of the Registration Statement, the Prospectus, and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (iv) the listing of the Shares on the NYSE; (v) any filings required to be made by the Underwriters with the NASD; (vi) the registration or qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 4(h) and the preparation and printing of preliminary, supplemental, and final blue sky memoranda; (vii) counsel and accountants to the Company; and (viii) the transfer agent for the Shares.

                  (b) If the transactions contemplated by this Agreement are not consummated or if this Agreement is terminated by the Company pursuant to any of the provisions hereof, the Company will reimburse the Representative for all of their reasonable accountable out-of-pocket fees and expenses (including the fees, disbursements, and other charges of their counsel) incurred by them in connection herewith.

         6.       Conditions of the Obligations of the Underwriters.

         The obligations of each Underwriter hereunder are subject to the following conditions:

                  (a) Notification that the Registration Statement has become effective shall be received by the Representative not later than 3:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representative and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations, the Company has filed the Rule 462(b) Registration Statement by 10:00 p.m., Washington D.C. time, on the date of this Agreement.

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the Company's knowledge, threatened by the Commission; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect, and no proceeding for such purpose shall be pending before or, to the Company's knowledge, threatened or contemplated by the Commission or the authorities of any such jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; and
(iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith, and the Representative shall have received certificates, dated the Closing Date and Option Closing Date and signed by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, to the effect of the foregoing clauses (i), (ii), and (iii).

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Effect whether or not arising from transactions in the ordinary course of business; and (ii) the Company or its Subsidiaries shall not have sustained any material loss or interference with its business, assets, or properties from fire, explosion, flood, or other casualty, or from any labor dispute or any court, legislative, or other governmental action, order, or decree, which is not set forth in the Registration Statement, including the documents incorporated by reference therein, and the Prospectus.

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or its Subsidiaries, or any of its officers, directors, or shareholders in their capacities as such, or any of its assets or properties, before or by any Governmental Body in which litigation or proceeding an unfavorable ruling, decision, or finding would result in a Material Adverse Effect.

                  (e) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Date and, with respect to the Option Shares, at the Option Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date and, with respect to the Option Shares, at or prior to the Option Closing Date, shall have been fully performed, fulfilled, or complied with in all material respects.

                  (f) The Representative shall have received an opinion, dated the Closing Date and Option Closing Date, from Fiddler Gonzalez & Rodriguez LLP, counsel for the Company in a form and substance reasonably satisfactory to counsel for the Underwriters.

                  (g) The Representative shall have received an opinion, dated the Closing Date and Option Closing Date, from Axtmayer Benitez & Quinones, P.S.C., counsel to the Underwriters, which opinion shall be satisfactory in all respects to the Representative.

                  (h) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery (the "Original Letter"), addressed to the Representative and in form and substance satisfactory to the Representative to the following effect:

                           (i)      They are independent accountants within the
meaning of the Act and the applicable published rules and regulations thereunder;

                           (ii)     In their opinion, the consolidated financial
statements of the Company and the Subsidiaries audited by them and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act, and the published rules and regulations thereunder with respect to registration statements on Form S-3;

                           (iii)    On the basis of limited procedures set forth
in detail in such letter, nothing has come to their attention (as of a date not more than five (5) business days prior to the date of the delivery of such letter) as a result of such procedures that caused them to believe that: (1) the unaudited consolidated interim financial statements, if any, incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder; (2) any material modifications should be made to the unaudited consolidated interim financial statements, if any, incorporated by reference in the Registration Statement for them to be in conformity with generally accepted accounting principles; (3) (i) at the date of the latest available interim financial data and at a specified date not more than five (5) business days prior to the date of delivery of the Original Letter there was any change in the capital stock, notes payable, advances from Federal Home Loan Bank, federal funds purchased and securities sold under repurchase agreements, and other short term borrowings or any decreases in the consolidated stockholders' equity (only as to the latest interim financial data) of the Company and the Subsidiaries as compared with amounts shown in the December 31, 2000 statement of financial condition incorporated by reference in the Registration Statement, and (ii) for the period from the latest interim financial statements incorporated by reference in the Registration Statement, to the latest interim financial data available which should be no later than forty
(40) days prior to the date of delivery of the Original Letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net interest income, non-interest income, income before taxes, or in the total or per share amounts of net income, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific changes or decreases; and

                           (iv)     The information set forth under the captions
"Prospectus Summary -Summary of Selected Consolidated Financial and Other Information," "Prospectus Summary - Ratio of Earnings to Fixed Charges and Preferred Stock Dividends," "Capitalization," "Selected Consolidated Financial and Other Information," and "Description of Capital Stock," which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to the internal controls of the Company's accounting system or which has been derived directly from such accounting records and analysis or computations, is in agreement with such records or computations made therefrom.

         At the Closing Date and, as to the Option Shares, the Option Closing Date, the Accountants shall have furnished to the Representative a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than five (5) business days prior to the Closing Date or Option Closing Date, as the case may be, which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date or the Option Closing Date, as the case may be.

         In the event that the letters referred to above set forth any such changes, decreases, or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary; and (B) such changes, decreases, or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement, as amended as of the date hereof.

                  (i) At the Closing Date and, as to the Option Shares, the Option Closing Date, there shall be furnished to the Representative an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative, to the effect that to the best of their knowledge:

                           (i)      Each signer of such certificate has
carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading, in any material respect;

                           (ii)     Each of the representations and warranties
of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects; each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely, and fully performed in all material respects and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely, and fully complied with in all material respects; and

                           (iii)    No stop order suspending the effectiveness
of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or any amendment thereto or the Prospectus has been issued, and no proceedings for that purpose have been instituted or to the Company's knowledge, are threatened or are contemplated by the Commission.

                  (j) The Shares shall be qualified for sale in such states and jurisdictions as the Representative may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

                  (k) Prior to the Closing Date, the Shares shall have been accepted for listing on the NYSE, subject to official notice of issuance.

                  (l) All filings required to be made with the NASD shall have been made and the NASD shall have raised no objections to the terms and arrangements presented in such filings.

                  (m) The Company shall have furnished to the Representative such certificates, letters, and other documents, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date and Option Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date and Option Closing Date of the representations and warranties of the Company, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

         All such opinions, certificates, letters, and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you. The Company will furnish you with such conformed copies of such opinions, certificates, letters, and other documents as you shall reasonably request.

         7.       Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, and agents of each Underwriter, and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, or liabilities, joint or several (and actions in respect thereof), to which they, or any of them, may become subject under the Act or other Federal, state, or Commonwealth of Puerto Rico statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"); or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any amendment or supplement to the Registration Statement or the Prospectus, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Underwriter and each such other person for any legal or other expenses reasonably incurred by such Underwriter or such other person in connection with investigating defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability based solely upon an untrue statement or omission or alleged untrue statement or omission in any of such documents made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of any Underwriter expressly for inclusion therein; and provided, further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any such other person) from whom the person asserting any such loss, claim, damage, liability, or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage, or liability (A) results from the fact that such Underwriter failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act, and (B) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 4(g). This indemnity agreement will be in addition to any liability that the Company might otherwise have. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit, or proceeding), unless such settlement, compromise, or consent includes an unconditional release of each Underwriter and each such other person from all liability arising out of such claim, action, suit, or proceeding.

                  (b) Each Underwriter will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signed the Registration Statement against any losses, claims, damages, or liabilities (or actions in respect thereof) to which the Company and any such director, officer, or controlling person may become subject under the Act or other Federal, state, or Commonwealth of Puerto Rico statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any amendment or supplement to the Registration Statement or the Prospectus, or any Application, or material fact required to be stated therein, or (ii) the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement to the Registration Statement or the Prospectus, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such

Underwriter through the Representative expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company and any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or any action in respect thereof. The Company acknowledges that, for all purposes under this Agreement, the statements set forth under the heading "Underwriting" constitute the only information relating to any Underwriter furnished in writing to the Company by the Representative on behalf of the Underwriters expressly for inclusion in the Registration Statement, any Preliminary Prospectus, or the Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter might otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party or parties under this Section 7, notify such indemnifying party or parties of the commencement thereof, but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party under the foregoing provisions of this Section 7 or otherwise unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against an indemnified party and it notifies an indemnifying party or parties of its commencement, the indemnifying party or parties against which a claim is made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel (in addition to the fees and expenses of local counsel necessary in connection with any such proceedings) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representative in the case of paragraph (a) of this Section 7, representing the indemnified parties under paragraph (a) who are parties to such action or actions); or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of the indemnifying party, unless such indemnified party waived its rights under this Section 7 in which case the indemnified party may effect such a settlement without such consent.

                  (d) If the indemnification provided for in the foregoing paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Shares; or (ii) if, but only if, the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Representative on behalf of the Underwriters, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, and liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total underwriting discounts received by it with respect to the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this
Section 7(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act will have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, will have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit, or proceeding against such party in respect of which a claim for contribution may be made under this Section 7(d), notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation(s) it or they may have hereunder or otherwise than under this paragraph (d) or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                  (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters;
(ii) acceptance of any of the Shares and payment therefor; or (iii) any termination of this Agreement.

                  (f)      In no case shall the indemnification provided in this
Section 7 be available to protect any person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his obligations or duties hereunder, or by reason of its or his reckless disregard of its or his obligations and duties hereunder.

         8.       Termination.

         The obligations of the several Underwriters under this Agreement may be terminated at any time prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representative, without liability on the part of any Underwriter to the Company if, prior to delivery and payment for the Firm Shares (or the Option Shares, as the case may be), in the sole judgment of the Representative, (i) trading in the Common Stock or the Series D Preferred Stock or securities generally shall have been suspended by the Commission or by the NYSE; (ii) minimum or maximum prices shall have been established for the Common Stock or the Series D Preferred Stock or securities generally on the NYSE, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such market or exchange or by order of the Commission or any court or other Governmental Body; (iii) a general banking moratorium shall have been declared by the United States, State of New York, or Commonwealth of Puerto Rico authorities; or (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus. Any termination pursuant to Section 8 shall be without liability of any party to any other party except as provided in Sections 5(a) and 7.

         9.       Default of Underwriters.

         If one or more Underwriters default in their obligations to purchase Firm Shares or Option Shares hereunder and the aggregate number of such Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent (10%) or less of the aggregate number of Firm Shares or Option Shares to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Shares or Option Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Shares that is more than ten percent (10%) of the aggregate number of Firm Shares or Option Shares, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within thirty-six (36) hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representative shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, established as provided in Section 9 hereof for not more than seven (7) business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

         10.      Survival.

         The respective representations, warranties, agreements, covenants, indemnities, and other statements of the Company, its officers, and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter, or any controlling person referred to in Section 7 hereof; and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities, and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11.      Notices.

         Notices given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered:

                  (a)      If to the Company, to:

                           First Bancorp
                           1519 Ponce de Leon Ave, Penthouse Floors
                           San Juan, Puerto Rico 00908


                           with a copy to:

                           Fiddler Gonzalez & Rodriguez LLP
                           Banco Bilbao Vizcaya, Bldg., 6th Floor
                           254 Munoz Rivera Avenue
                           San Juan, Puerto Rico 00918
                           Attention: Aurelio Emanuelli Freese, Esq.


                  (b)      If to the Underwriters, to:

                           UBS PaineWebber Incorporated of Puerto Rico
                           American International Plaza, Penthouse Floor 250 Munoz Rivera Avenue
                           Hato Rey, Puerto Rico 00918
                           Attention: Jose G. Arias, Managing Director.



                           with a copy to:

                           Axtmayer Benitez & Quinones, P.S.C.
                           Hato Rey Tower-Suite 600
                           268 Munoz Rivera Avenue
                           San Juan, Puerto Rico  00918
                           Attention:  Jose A. Axtmayer, Esq.

         Any such notice shall be effective only upon receipt. Any notice under
Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         12.      Successors.

         This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company, and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy, or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of the Company contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act; and (b) the indemnities of the Underwriters contained in Section 7 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement, and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter shall be deemed a successor because of such purchase. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party.

         13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PUERTO RICO, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         14.      Counterparts.

         This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.      Entire Agreement.

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                    Very truly yours,


                                    FIRST BANCORP.


                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------



Confirmed as of the date first above mentioned:

UBS PAINEWEBBER INCORPORATED OF
PUERTO RICO


By:                                             By:
   -----------------------------------             ----------------------------
Name: Carlos V. Ubinas                             Name: Jose G. Arias
Tittle: Executive Vice President                   Title: Managing Director

Acting on its behalf and as lead
underwriter of the several Underwriters
named in Schedule 1 hereof.

                                   SCHEDULE 1

                                  UNDERWRITERS



                                                                  Aggregate Number
                                                                  of Shares to be
                                                                     Purchased
UBS PaineWebber Incorporated of Puerto Rico...............           __________